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                                                      Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermo Electron Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and related Proxy Statement-Prospectus of Thermo Electron Corporation on Form S-4 of our reports dated February 17, 2000 (except with respect to the matters discussed in Note 17, as to which the date is March 7, 2000) included or incorporated by reference in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 1, 2000, and to all references to our Firm included in this Registration Statement and related Proxy Statement-Prospectus.



Boston, Massachusetts
July 6, 2000